Volta Continues Its European Expansion With New Signings and Installations in Switzerland, Germany, and France

February 08, 2022 08:30 AM Eastern Standard Time

SAN FRANCISCO--(BUSINESS WIRE)--Volta Inc. (NYSE: VLTA), the industry leader in commerce and people-centric electric vehicle ("EV") charging, today provided an update on its activities in key European markets, highlighting new contracts for the installation of DC Fast and AC (Level 2) charging stations in the region, and the inaugural installation of Volta stalls at a retail location in France.

Volta has signed partnership deals with the global sporting goods chain Decathlon, starting in St. Gallen, Switzerland, and the movie theatre company Cineplex Group in Germany. Volta also recently celebrated the installation of its first charging stations in France at the popular restaurant Key West near Annecy. The company will continue to work with commercial properties and retail locations to bring charging stations to additional sites in Europe in the coming months.

"Europe continues to be a top priority in our expansion strategy, and it's been encouraging to see such a positive response from the market as we continue to connect clean miles to commerce and help our partners meet their business and climate goals," said Chris Wendel, Co-Founder and President of Volta. "Our intelligent charging network is built around understanding and guiding the ongoing shifts in consumer and driver behavior, which means better outcomes for businesses and shoppers alike. We look forward to continuing to grow our European footprint and cultivating more mutually-beneficial partnerships with our retail, commercial, and media partners along the way."

With high-impact, large-format digital screens located near the entrances of popular commercial properties and retail locations, Volta stations simultaneously serve as a demand-pull for EV adoption, attract loyal customers to sites, and allow brands to reach shoppers seconds before they enter a store to make a purchase. The build-out of Volta’s network is powered by best-in-class behavioral science and machine learning technology, allowing the company to deploy infrastructure intelligently and efficiently.

"My clients have adopted Volta's unique charging stations very quickly and enthusiastically," said Grégory Sabatier, Owner of Key West. "As soon as they turned on, customers showed satisfaction with the charging experience, while the advertising model aroused real interest in terms of local communication. I am very proud to be the first French site deployed with the Volta EU team."

Volta's Europe expansion is driven by experienced local teams of EV charging hardware and software engineers, SaaS experts, and digital outdoor media sales leaders operating out of initial offices in Berlin and Paris.

About Volta

Volta Inc. (NYSE: VLTA) is an industry leader in commerce-centric EV charging networks. Volta’s vision is to build EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into drivers’ daily routines, Volta’s goal is to benefit consumers, brands and real-estate locations while helping to build the infrastructure of the future. As part of Volta’s unique EV charging offering, its stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding Volta’s strategy and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: intense competition faced by Volta in the EV charging market and in its content activities; the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities; market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays; risks, cost overruns and delays associated with construction and installation of Volta’s charging stations; risks associated with any future expansion by Volta into additional international markets; cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity; rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without significant cost; the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts; the EV market may not continue to grow as expected; and the ability to protect its intellectual property rights; and those factors discussed in Volta’s Registration Statement on Form S-1, under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Volta files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Volta undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts
Media / Press:
Jette Speights
jette@voltacharging.com

Investor / Analyst:
Katherine Bailon
katherine@voltacharging.com